Exhibit 10.12

SpineEx, Inc.

SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT

This Series B Preferred Stock Subscription Agreement (as amended, this “Agreement”) is entered into by and between SpineEx, Inc., a Delaware corporation (the “Company”), and the individual or entity (the “Purchaser”) whose name appears on the last page of this Agreement.

RECITALS

A. The Purchaser understands that the Company proposes to offer and sell to a limited number of investors shares of Series B Preferred Stock (the “Series B Stock”) at a cash purchase price of $5.00 per share (the “Purchase Price”).

B. The Purchaser understands that a number of other purchasers will purchase shares of Series B Stock pursuant to subscription agreements substantially similar to this Agreement. This Agreement and all of the other such subscription agreements shall be collectively referred to as the “Agreements.”

C. The shares of Series B Stock issued pursuant to the Agreements are hereinafter referred to as the “Shares.” The Shares to be issued and sold pursuant to this Agreement have, on the date of this Agreement, the rights, preferences and privileges provided for in the Series B Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”).

AGREEMENT

Accordingly, the Purchaser agrees with the Company as follows:

1. Sale of Shares. The Purchaser will purchase from the Company the number of Shares that can be purchased by the amount of investment set forth opposite the Purchaser’s signature on the last page of this Agreement at the Purchase Price, and in consideration therefor the Company agrees to issue to the Purchaser a stock certificate for such number of Shares.

2. Closing; Delivery.

2.1 Closing. The Purchaser understands that the Company is under no obligation to sell any of the Shares to the Purchaser unless the Company accepts and signs this Agreement and the Purchaser signs this Agreement. In addition, in the event that the offering is subscribed for more Shares than the Company desires to sell, the Company shall have the right to reduce the number of Shares to be purchased by the Purchaser. The closing of the purchase and sale of the Shares to the Purchaser hereunder (the “Closing”) shall be held at the offices of Sheppard Mullin Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY, 10112, at 10:00 a.m. local time on the date upon which the Company accepts and signs this Agreement.

2.2 Delivery. At the Closing, the Company will deliver to the Purchaser a certificate for the number of Shares set forth opposite the Purchaser’s name on the last page of this Agreement in exchange for cash in an amount equal to the Purchase Price times the number of Shares being acquired by the Purchaser. If the Purchaser is not in attendance at the Closing, such delivery shall be via U.S. mail or overnight courier to the address shown under the Purchaser’s name on the last page of this Agreement.

3. Company Representations and Warranties. The Company represents and warrants to the Purchaser as follows:

3.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Shares and to perform its obligations pursuant to this Agreement and the Certificate of Designations.

3.2 Capitalization. As of immediately prior to the initial sale and issuance of Series B Preferred Stock, the authorized capital stock of the Company consisted of 10,000,000 shares of Common Stock, 4,778,541 shares of which are issued and outstanding, 2,000,000 shares of Preferred Stock, 500,000 of which are designated Series A Preferred Stock, 340,000 of which are issued and outstanding, and 200,000 of which are designated Series B Preferred Stock, none of which are issued or outstanding. As of immediately prior to the initial sale and issuance of Series B Preferred Stock, the Company has reserved 571,459 shares of Common Stock authorized for issuance pursuant to its 2017 Equity Incentive Plan, and has issued 371,750 restricted stock units pursuant to such plan. The Common Stock and Series B Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations. The outstanding shares of the Company’s capital stock have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

3.3 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4 Shares. The Shares, when issued, delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Certificate of Designations and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser, provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws.

4. Purchaser Representations and Warranties. The Purchaser represents and warrants to the Company as follows:

4.1 No Registration. The Purchaser understands that the Shares, and the Conversion Shares, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent. The Purchaser is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same.

4.3 Investment Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Purchaser can protect its own interests. The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company.

4.4 Speculative Nature of Investment. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

4.5 Access to Data. The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the exhibits and schedules attached hereto and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Purchaser believes that it has received all the information that the Purchaser considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. The Purchaser is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

4.6 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and will submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.7 Residency. The Purchaser’s primary resident and/or principal place of business is as set forth on the last page of this Agreement.

4.8 Rule 144. The Purchaser acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. The Purchaser understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Shares or the Conversion Shares, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. The Purchaser acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the Conversion Shares. The Purchaser understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.9 No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.10 Authorization.

(a) The Purchaser has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Purchaser’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(b) This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder.

4.11 Brokers or Finders. The Purchaser has not engaged any brokers, finders or agents, and the Company has not and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.12 Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) will be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5. Market Standoff Covenant. The Purchaser agrees, in connection with the Company’s initial public offering, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any Shares or Conversion Stock (other than those shares included in the registration, if any) without the prior written consent of the Company or the underwriters managing the initial public offering for one hundred eighty (180) days following the effective date of such registration, subject to extension in connection with FINRA Rule 2711(f)(4) and (ii) further agrees to execute any agreement substantially reflecting (i) above as may be requested by the underwriters at the time of the initial public offering.

6. Miscellaneous.

6.1 Waivers and Amendments. Any term of this Agreement or the Agreements may be amended and the observance of any term hereof or thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of a majority of the Shares then outstanding. Any waiver or amendment effected in accordance with this Section 6.1 shall be binding upon each holder of any Shares purchased under the Agreements at the time outstanding, each future holder of all Shares and the Company. The Purchaser acknowledges that, by the operation of this Section 6.1, the holders of a majority of the Shares then outstanding will have the right and power to diminish or eliminate all rights of the Purchaser under this Agreement.

6.2 Notices. All notices and other communications required or permitted hereunder will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to the Purchaser, at the Purchaser’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to its address or facsimile number listed on the signature page of this Agreement (Attn: Chief Executive Officer), or to such other address or facsimile number as the Company will have furnished to the other parties, with a copy to Jeffrey Fessler, Sheppard Mullin Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY, 10112.

With respect to any notice given by the Company hereunder, the Purchaser agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by facsimile, upon confirmation of facsimile transfer, or, if sent by electronic mail, upon confirmation of delivery.

6.3 Governing Law. This Agreement will be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

6.4 Expenses. The Company and the Purchaser will each pay their own expenses in connection with the transactions contemplated by this Agreement.

6.5 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, will not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company. Any attempt by the Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement will be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.6 Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party will be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

6.7 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, will be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement will be enforceable in accordance with its terms.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be enforceable against the parties actually executing such counterparts, and all of which together will constitute one instrument.

6.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery will be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or, in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

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COMPANY:

SpineEx, Inc.

By:
Name:
Title:

Address:

PURCHASER:

Name of Purchaser

Purchase Price

Number of Shares

Signature

Name of Person Signing

Title of Person Signing (if applicable)

Address

Facsimile

SpineEx Series B Preferred Stock Subscription Agreement Signature Page

EXHIBIT A

Amended and Certificate of Designations of Incorporation